News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 26, 2021 – First Financial Corporation (NASDAQ:THFF) today announced results for the period ending September 30, 2021:

For the quarter:

•Net income was $16.1 million compared to $14.0 million for the same period of 2020;

•Diluted net income per common share of $1.24 compared to $1.02 for the same period of 2020; and

•Return on average assets was 1.34% compared to 1.28% for the three months ended September 30, 2020.

The Corporation further reported results for the nine months ending September 30, 2021:

•Net income was $45.6 million compared to $38.1 million for the same period of 2020;

•Diluted net income per common share of $3.42 compared to $2.78 for the same period of 2020; and

•Return on average assets was 1.28% compared to 1.20% for the nine months ended September 30, 2020.

“We are pleased with our third quarter results” said Norman L. Lowery, Chairman and Chief Executive Officer. “Asset quality continues to be good which has allowed us to release additional credit loss reserves which were established during the pandemic. We continue to focus on our customers and assisting them as needed as they navigate the many challenges of the ongoing pandemic.”

Average Total Loans
Average total loans for the third quarter of 2021 were $2.52 billion versus $2.77 billion for the comparable period in 2020.

Total Loans Outstanding
Total loans outstanding as of September 30, 2021 were $2.48 billion compared to $2.75 billion as of September 30, 2020. Total Paycheck Protection Program ("PPP") loans as of September 30, 2021 were $40.9 million compared to $169.6 million for the same period of 2020.

Average Total Deposits
Average total deposits for the quarter ended September 30, 2021, were $4.04 billion versus $3.59 billion as of September 30, 2020, an increase of $449 million or 12.49%.

Total Deposits
Total deposits were $4.03 billion as of September 30, 2021, compared to $3.60 billion as of September 30, 2020, an increase of $424 million or 11.77%. On a linked quarter basis, total deposits increased $40 million from $3.99 billion for the quarter ending June 30, 2021.

Book Value Per Share
Book Value per share was $46.22 at September 30, 2021, compared to $44.27 at September 30, 2020 an increase of 4.41%.

Shareholder Equity
Shareholder equity at September 30, 2021, was $594.9 million compared to $607.1 million on September 30, 2020. In the quarter the Corporation repurchased 176,293 shares of its common stock.

Tangible Common Equity to Tangible Asset Ratio
The Corporation’s tangible common equity to tangible asset ratio was 10.79% at September 30, 2021, compared to 12.07% at September 30, 2020.

Net Interest Income
Net interest income for the third quarter of 2021 was $36.0 million, compared to $36.5 million reported for the same period of 2020.

Net Interest Margin
The net interest margin for the quarter ended September 30, 2021, was 3.22% compared to the 3.99% reported at September 30, 2020.

Nonperforming Loans
Nonperforming loans as of September 30, 2021, were $19.5 million versus $23.7 million as of September 30, 2020. The ratio of nonperforming loans to total loans and leases was 0.79% as of September 30, 2021, versus 0.86% as of September 30, 2020.

Credit Loss Provision
The provision for credit losses for the three months ended September 30, 2021, was $(1.50) million compared to the $4.43 million provision for the third quarter of 2020. In the first three quarters of 2020 the provision was calculated using the incurred loss basis. Beginning in the fourth quarter 2020, the provision was calculated using the current expected credit loss accounting standard.

Net Charge-Offs/Recoveries
In the third quarter of 2021 net charge-offs were $270 thousand compared to $750 thousand in the same period of 2020.

Allowance for Credit Losses
In March 2020 due to the uncertainty surrounding the global pandemic and as provided by the Coronavirus Aid Relief and Economic Security Act the Corporation elected to delay the implementation of the Current Expected Credit Loss accounting standard. On December 31, 2020 the Corporation adopted ASU 2016-13 (topic 326), “Measurement of Credit Losses on Financial Instruments” commonly referenced as the Current Expected Credit Loss (“CECL”) model. CECL was retrospectively adopted on January 1, 2020.

The Corporation’s allowance for credit losses as of September 30, 2021, was $43.0 million compared to $27.0 million as of September 30, 2020. The increase is primarily related to the adoption of CECL. The allowance for credit losses as a percent of total loans was 1.73% as of September 30, 2021, compared to 0.98% as of September 30, 2020. The allowance as of September 30, 2021 was calculated using CECL. The allowance as of September 30, 2020 was calculated using the incurred loss method.

Non-Interest Income
Non-interest income for the three months ended September 30, 2021 and 2020 was $11.1 million and $11.7 million, respectively.

Non-Interest Expense
Non-interest expense for the three months ended September 30, 2021, was $28.5 million compared to $27.1 million in 2020.

Efficiency Ratio
The Corporation’s efficiency ratio was 59.01% for the quarter ending September 30, 2021, versus 54.97% for the same period in 2020.

Income Taxes
Income tax expense for the nine months ended September 30, 2021, was $11.4 million versus $8.6 million for the same period in 2020. The effective tax rate for 2021 was 20.07% compared to 18.47% for 2020.

About First Financial Corporation
First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. and The Morris Plan Company of Terre Haute, Inc. First Financial Bank N.A. is the fifth oldest national bank in the United States, operating 80 banking centers in Illinois, Indiana, Kentucky and Tennessee. The Morris Plan Company of Terre Haute, Inc. is a state industrial chartered financial institution operating one office in Terre Haute, Indiana. Additional information is available at www.first-online.bank.

Investor Contact:
Rodger A. McHargue
Chief Financial Officer
P: 812-238-6334
E: rmchargue@first-online.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
END OF PERIOD BALANCES
Assets	$4,801,093	$4,753,308	$4,389,996	$4,801,093	$4,389,996
Deposits	$4,028,636	$3,988,751	$3,604,353	$4,028,636	$3,604,353
Loans, including net deferred loan costs	$2,479,910	$2,568,713	$2,753,493	$2,479,910	$2,753,493
Allowance for Credit Losses	$42,962	$44,732	$26,960	$42,962	$26,960
Total Equity	$594,935	$588,163	$607,095	$594,935	$607,095
Tangible Common Equity (a)	$508,618	$501,459	$519,098	$508,618	$519,098

AVERAGE BALANCES
Total Assets	$4,818,880	$4,751,068	$4,379,798	$4,723,566	$4,239,866
Earning Assets	$4,615,235	$4,552,581	$3,776,803	$4,523,975	$3,707,653
Investments	$1,325,651	$1,244,551	$1,008,303	$1,234,547	$995,457
Loans	$2,515,639	$2,619,887	$2,768,003	$2,591,939	$2,710,953
Total Deposits	$4,041,441	$3,981,243	$3,592,633	$3,946,463	$3,463,263
Interest-Bearing Deposits	$3,223,948	$3,173,782	$2,887,575	$3,152,340	$2,828,521
Interest-Bearing Liabilities	$106,936	$101,594	$108,236	$106,326	$112,290
Total Equity	$599,011	$600,599	$603,067	$600,093	$588,095

INCOME STATEMENT DATA
Net Interest Income	$36,028	$35,628	$36,531	$106,569	$108,776
Net Interest Income Fully Tax Equivalent (b)	$37,134	$36,719	$37,612	$109,812	$111,983
Provision for Credit Losses	$(1,500)	$(2,196)	$4,425	$(3,244)	$10,080
Non-interest Income	$11,092	$10,931	$11,739	$31,317	$29,610
Non-interest Expense	$28,459	$27,996	$27,130	$84,094	$81,567
Net Income	$16,098	$16,614	$14,000	$45,589	$38,105

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.24	$1.24	$1.02	$3.42	$2.78
Cash Dividends Declared Per Common Share	$—	$0.53	$—	$0.53	$0.52
Book Value Per Common Share	$46.22	$45.08	$44.27	$46.22	$44.27
Tangible Book Value Per Common Share (c)	$39.38	$38.31	$37.56	$39.51	$37.85
Basic Weighted Average Common Shares Outstanding	13,019	13,414	13,715	13,320	13,723
(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Return on average assets	1.34%	1.40%	1.28%	1.28%	1.20%
Return on average common shareholder's equity	10.75%	11.06%	9.29%	10.10%	8.62%
Efficiency ratio	59.01%	58.75%	54.97%	59.59%	57.61%
Average equity to average assets	12.43%	12.64%	13.77%	12.70%	13.87%
Net interest margin (a)	3.22%	3.23%	3.99%	3.24%	4.03%
Net charge-offs to average loans and leases	0.04%	(0.02)%	0.11%	0.04%	0.15%
Credit loss reserve to loans and leases	1.73%	1.74%	0.98%	1.73%	0.98%
Credit loss reserve to nonperforming loans	220.39%	223.46%	113.89%	220.39%	113.89%
Nonperforming loans to loans and leases	0.79%	0.78%	0.86%	0.79%	0.86%
Tier 1 leverage	10.77%	10.72%	11.81%	10.77%	11.81%
Risk-based capital - Tier 1	16.63%	17.15%	15.70%	16.63%	15.70%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Accruing loans and leases past due 30-89 days	$10,765	$9,430	$13,490	$10,765	$13,490
Accruing loans and leases past due 90 days or more	$1,355	$1,202	$2,948	$1,355	$2,948
Nonaccrual loans and leases	$13,650	$14,356	$16,628	$13,650	$16,628
Total troubled debt restructuring	$4,489	$4,460	$4,097	$4,489	$4,097
Other real estate owned	$884	$989	$3,465	$884	$3,465
Nonperforming loans and other real estate owned	$20,378	$21,007	$27,138	$20,378	$27,138
Total nonperforming assets	$23,622	$24,272	$30,174	$23,622	$30,174
Gross charge-offs	$1,614	$1,151	$1,998	$5,103	$6,442
Recoveries	$1,344	$1,303	$1,248	$4,257	$3,379
Net charge-offs/(recoveries)	$270	$(152)	$750	$846	$3,063

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Cash and due from banks	$758,120	$657,470
Federal funds sold	6,183	301
Securities available-for-sale	1,270,820	1,020,744
Loans:
Commercial	1,457,984	1,521,711
Residential	535,855	604,652
Consumer	482,115	479,750
	2,475,954	2,606,113
(Less) plus:
Net deferred loan costs	3,956	4,181
Allowance for credit losses	(42,962)	(47,052)
	2,436,948	2,563,242
Restricted stock	14,837	14,812
Accrued interest receivable	15,963	16,957
Premises and equipment, net	63,187	62,063
Bank-owned life insurance	106,895	95,849
Goodwill	78,592	78,592
Other intangible assets	7,725	8,972
Other real estate owned	884	1,012
Other assets	40,939	37,530
TOTAL ASSETS	$4,801,093	$4,557,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$814,902	$732,694
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	68,920	107,764
Other interest-bearing deposits	3,144,814	2,915,487
	4,028,636	3,755,945
Short-term borrowings	101,051	116,061
FHLB advances	5,902	5,859
Other liabilities	70,569	82,687
TOTAL LIABILITIES	4,206,158	3,960,552

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,096,313 in 2021 and 16,075,154 in 2020
Outstanding shares-12,871,936 in 2021 and 13,558,511 in 2020	2,009	2,007
Additional paid-in capital	141,456	140,820
Retained earnings	559,693	521,103
Accumulated other comprehensive income/(loss)	(1,102)	9,764
Less: Treasury shares at cost-3,224,377 in 2021 and 2,516,643 in 2020	(107,121)	(76,702)
TOTAL SHAREHOLDERS’ EQUITY	594,935	596,992
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,801,093	$4,557,544

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$31,937	$34,077	$95,760	$102,335
Securities:
Taxable	3,627	3,005	10,061	10,658
Tax-exempt	2,234	1,994	6,471	5,940
Other	347	463	1,080	1,265
TOTAL INTEREST INCOME	38,145	39,539	113,372	120,198
INTEREST EXPENSE:
Deposits	1,959	2,689	6,335	10,238
Short-term borrowings	99	107	291	475
Other borrowings	59	212	177	709
TOTAL INTEREST EXPENSE	2,117	3,008	6,803	11,422
NET INTEREST INCOME	36,028	36,531	106,569	108,776
Provision for credit losses	(1,500)	4,425	(3,244)	10,080
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	37,528	32,106	109,813	98,696
NON-INTEREST INCOME:
Trust and financial services	1,156	1,210	3,774	4,032
Service charges and fees on deposit accounts	2,697	2,516	7,267	7,616
Other service charges and fees	4,466	4,269	13,747	11,468
Securities gains (losses), net	5	5	111	230
Gain on sales of mortgage loans	1,425	2,910	4,268	4,813
Other	1,343	829	2,150	1,451
TOTAL NON-INTEREST INCOME	11,092	11,739	31,317	29,610
NON-INTEREST EXPENSE:
Salaries and employee benefits	15,770	15,474	47,478	45,769
Occupancy expense	2,151	2,003	6,302	6,094
Equipment expense	2,177	2,739	7,195	7,873
FDIC Expense	313	135	898	(46)
Other	8,048	6,779	22,221	21,877
TOTAL NON-INTEREST EXPENSE	28,459	27,130	84,094	81,567
INCOME BEFORE INCOME TAXES	20,161	16,715	57,036	46,739
Provision for income taxes	4,063	2,715	11,447	8,634
NET INCOME	16,098	14,000	45,589	38,105
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(2,985)	2,223	(12,281)	18,451
Change in funded status of post retirement benefits, net of taxes	471	383	1,415	1,171
COMPREHENSIVE INCOME	$13,584	$16,606	$34,723	$57,727
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.24	$1.02	$3.42	$2.78
Weighted average number of shares outstanding (in thousands)	13,019	13,715	13,320	13,723